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                                                                     EXHIBIT 4.5


                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is entered into as of August 11, 1998, by and between AMRESCO, INC., a Delaware corporation (the "Company"), William Edwards (the "Principal Stockholder") and Lynn Rushmore, Jeffrey Crilley, Larry Fisher, Jim McMahan, Jim Shatz and Derek Van Hoose and
Edwin Hill [          ](the "Other Stockholders"). The Principal Stockholder and
the Other Stockholders are referred to collectively herein as the "Stockholders."

                                 R E C I T A L S

A. This Agreement is entered into pursuant to the Agreement and Plan of Merger dated as of July 14, 1998 (the "Merger Agreement"), by and among the Company, MIC Acquisition, Inc., Mortgage Investors Corporation and the Principal Stockholder.

B. The Merger Agreement provides for the issuance by the Company of an aggregate of up to 1,804,442 shares of its common stock, par value $0.05 per share (each share of such class being referred to herein as a share of "Common Stock"), to the Stockholders on the date hereof (the shares issued on such date being referred to herein as the "Original Shares").

C. The Merger Agreement also provides for the issuance by the Company of an as yet undetermined number of shares of Common Stock to the Stockholders on or before each of April 30, 1999, April 30, 2000 and April 30, 2001 (each such date being referred to herein as an "Earnout Payment Date" and the shares of Common Stock (if any) being issued to the Stockholders on any Earnout Payment Date being referred to herein as "Earnout Shares").

D. The Company and the Stockholders wish to provide for the registration of the Original Shares and the Earnout Shares on the terms and conditions set forth herein.

                                A G R E E M E N T

         Based on the recitals set forth above and the promises contained herein, the parties agree as follows:

         1. Definitions. Any capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement. As used herein, the following terms shall have the following meanings:

         "Agreement" has the meaning set forth in the preamble.

         "Blocking Notice" has the meaning set forth in Section 12 (Blocking Periods).

         "Blocking Period" has the meaning set forth in Section 12 (Blocking Periods).




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         "Blocking Termination Notice" has the meaning set forth in Section 12
(Blocking Periods).

         "Closing Date" means the date hereof.

         "Company" has the meaning set forth in the preamble.

         "Common Stock" has the meaning set forth in the Recitals.

         "Demand Notice" has the meaning set forth in Section 3 (Demand Registration).

         "Demand Penalty Payment" has the meaning set forth in Section 3 (Demand Registration).

         "Demand Registration" means a registration pursuant to Section 3 (Demand Registration).

         "Earnout Payment Date" has the meaning set forth in the Recitals.

         "Earnout Shares" has the meaning set forth in the preamble.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Information" has the meaning set forth in Section 5 (Stockholder Information).

         "Merger Agreement" has the meaning set forth in the Recitals.

         "Original Shares" has the meaning set forth in the Recitals.

         "Prospectus" has the meaning set forth in Section 9(b) (Amendments and Supplements).

         "Penalty Payment" has the meaning set forth in Section 2 (Registration of Original Shares).

         "Registration Expenses" means all costs and expenses of each Registration Statement, including without limitation printing, legal and accounting expenses, SEC filing fees and "Blue Sky" fees and expenses relating to the registration of Shares; provided, however, that "Registration Expenses" also shall mean the reasonable fees and disbursements of a single special counsel for the Stockholders (selected by the Principal Stockholder) in connection with (a) a Registration Statement in which the Company has required that the Stockholders utilize an underwriter or (b) any sale of Shares pursuant to Rule 144 in connection with which a Stockholder is required to furnish an opinion of counsel to the effect that the legend on such Shares may be removed.

         "Registration Notice" has the meaning set forth in Section 4(b) (Registration Notice).

         "Registration Statement" means any registration statement under the Securities Act that is filed by the Company to register sales of Shares by the Stockholder (whether or not such registration statement also registers the issuance or sale of other securities).



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         "Rule 144" means Rule 144 (as currently in effect or as amended or any successor or similar provision) promulgated by the SEC under the Securities Act.

         "Rule 415" means Rule 415 (as currently in effect or as amended or any successor or similar provision) promulgated by the SEC under the Securities Act.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Selling Expenses" means all underwriters' commissions or discounts, brokers' fees or commissions, transfer or other taxes attributable to Shares being offered and sold by the Stockholders, all fees and expenses of counsel incurred by the Stockholders, other than such fees and expenses as are defined as "Registration Expenses" above, and all fees and expenses of the Stockholders' accountants.

         "Shares" means (a) the Original Shares and the Earnout Shares and (b) any securities issued or issuable in respect of the Original Shares or the Earnout Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or similar event, and any other securities issued pursuant to any other pro rata distribution with respect to such shares of Common Stock. For purposes hereof, a share of Common Stock ceases to be an Original Share, an Earnout Share or a Share (each as defined herein) when (i) it has been effectively registered under the Securities Act and sold or distributed pursuant to an effective Registration Statement covering it or (ii) all of the Shares owned by the Stockholders have become eligible, in the opinion of counsel to the Company, to be sold or distributed immediately pursuant to Rule 144 (within the then-applicable volume limitation pursuant to Rule 144(e)) or Rule 144(k).

         "Stockholder" has the meaning set forth in the preamble.

         "Violations" has the meaning set forth in Section 13(a)
(Indemnification by Company).

         2. Registration of Original Shares. The Company has filed with the SEC a Registration Statement on Form S-3 to register the sale by the Stockholders (in accordance with the intended methods of disposition thereof) of the Original Shares. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act not later than the 120th day after the Closing Date or as promptly as practicable thereafter; provided, however, that if such Registration Statement is not declared effective under the Securities Act on or before the 120th day after the Closing Date, then the Company shall pay a penalty consisting of a one-time issuance of shares of Common Stock in an aggregate amount equal to 15% of the number of shares that constitute the Original Shares, to each Stockholder pro rata in accordance with his percentage ownership of the Original Shares, on or before the 125th day after the Closing Date (a "Penalty Payment").


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         3.     Demand Registration. At any time after the issuance of any
Earnout Shares, the Stockholder may require by a written notice signed by the Principal Stockholder and delivered to the Company (a "Demand Notice") that the Company prepare and file as soon as practicable (but in any event within 60 days of receipt of the Demand Notice) a Registration Statement for the sale by the Stockholders of Shares. The Company then shall use commercially reasonable efforts to prepare and file a Registration Statement on a form for which the Company then qualifies and which shall be available for the sale by the Stockholders (in accordance with the intended methods of disposition thereof) of any of the Shares, the registration of which is requested in the Demand Notice. The Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act not later than the 120th day after the date on which the Company receives the Demand Notice or as promptly as practicable thereafter; provided, however, that if such Registration Statement is not declared effective under the Securities Act on or before the 120th day after the date on which the Company receives the Demand Notice, then the Company shall pay a penalty consisting of a one-time issuance of shares of Common Stock in an aggregate amount equal to 15% of the number of Earnout Shares included in the Registration Statement, to each Stockholder pro rata in accordance with his percentage ownership of the Original Shares on or before the 120th day after the date on which the Company receives the Demand Notice (a "Demand Penalty Payment"). The Stockholders shall be entitled to one Demand Registration (requested by the Principal Stockholder) during each twelve-month period after each Earnout Payment Date on which Shares are issued. On each Earnout Payment Date on which Shares are issued, any unexercised right to a Demand Registration during the preceding twelve months shall expire. A Demand Registration may include any Shares held by the Stockholders on the date the Demand Notice is delivered.

         4.     Restrictions on Demand Registration.

                (a)   Minimum Number of Shares. Notwithstanding anything in
Section 3 (Demand Registration) hereof to the contrary, the Company shall not be required to effectuate a Demand Registration of fewer than 100,000 Shares.

                (b) Registration Notice. Notwithstanding anything in Section 3 (Demand Registration) to the contrary, the Company shall have no obligation under Section 3 (Demand Registration) with respect to any Demand Registration if, within 15 days after the date of the Company's receipt of the Demand Notice, the Company notifies the Principal Stockholder in writing (a "Registration Notice") that the Company proposes to file, within 30 days after the date of the Registration Notice, a registration statement on any form for the general registration of securities for cash under the Securities Act for the account of the Company (other than in connection with an offering solely to the Company's employees pursuant to a registration statement on Form S-8 under the Securities Act or an offering pursuant to a registration statement on Form S-4 under the Securities Act, or any successor forms thereto), in which event such Demand Registration shall be postponed until the conclusion or termination of the transaction described by the Company in the Registration Notice.

                (c)   Pending Company Registration. Notwithstanding anything in
Section 3 (Demand Registration) to the contrary, the Company shall have no obligation under Section 3

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(Demand Registration) with respect to any Demand Registration during the period commencing 15 days prior to the filing of, and ending 180 days following the effectiveness (or upon the withdrawal) of, any registration statement (other than in connection with an offering solely to the Company's employees pursuant to a registration statement on Form S-8 under the Securities Act or an offering pursuant to a registration statement on Form S-4 under the Securities Act, or any successor forms thereto) filed by the Company with the SEC with respect to shares of Common Stock or securities convertible into shares of Common Stock.

                (d) Rule 144. Notwithstanding anything in Section 3 (Demand Registration) to the contrary, the Company shall have no obligation to file or have declared effective a Registration Statement for any shares of Common Stock that have ceased to be Shares because they are eligible to be sold immediately by the Stockholder pursuant to Rule 144 (within the then-applicable volume limitation pursuant to Rule 144(e)) or Rule 144(k).

         5. Stockholder Information. Each Stockholder shall, not later than the tenth day after the Closing Date or the tenth day after the date on which a Demand Notice is delivered to the Company (as applicable), furnish the Company with such information (the "Information") regarding such Stockholder, the Shares held by such Stockholder, such Stockholder's intended method of distribution of the Shares and such other information as may be required under the Securities Act for preparation of the Registration Statement. Such Stockholder thereafter promptly shall furnish to the Company all Information as may be requested in writing by the Company from time to time to maintain the effectiveness of any Registration Statement.

         If, within ten business days, such Stockholder has not complied with a written request from the Company for Information, then the Company's obligation to register Shares on behalf of the Stockholders shall be suspended until such Stockholder has complied with such request.

         6. Other Securities. The Company may, in its sole discretion, include in any Registration Statement the issuance of securities by the Company and the sale or distribution of securities previously issued to, or securities issuable upon exercise of options or warrants previously issued to, other persons; provided, however, that if a Demand Registration Statement involves an underwritten distribution, the Company may not include any other securities other than the Shares in such Demand Registration Statement if, in the reasonable opinion of the managing underwriter of such offering, the distribution of all or a portion of such other securities would materially interfere with the registration and sale of the Shares.

         7. Means of Distribution. If any proposed distribution of Shares by the Stockholders pursuant to a Registration Statement is proposed to include in the aggregate 750,000 or more Shares, then the Company may require in the Company's sole discretion that such Shares to be distributed by the Stockholders through one or more underwriters selected by the Company with the identity of such underwriter being subject to the Principal Stockholder's prior written consent (which shall not be unreasonably withheld). In any proposed distribution of Shares by a Stockholder pursuant to a Registration Statement, the Company may require in the Company's sole discretion that such Shares to be distributed by such Stockholder through (a) routine brokerage transactions or (b)


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directly-negotiated transactions (to one or more purchasers identified by the
Company who will agree to purchase the applicable Shares at a price not less than the net price such Stockholder would have received if the applicable Shares were sold on a firm underwriting basis in a public distribution).

         8. Underwritten Distributions. In any underwritten distribution of Shares, the Stockholders shall, if requested by the Company or the underwriter or underwriters in connection with such distribution, (a) agree to sell all or the applicable portion of the Stockholders' Shares on the basis provided in any underwriting arrangements entered into in connection therewith and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are required under the terms of such underwriting arrangements. The underwriters' commissions or discounts for an underwritten distribution of Shares shall not exceed 5%. Notwithstanding the provisions of Section 13 (Indemnification; Contribution) below, no Stockholder shall have any obligation to indemnify or hold harmless any underwriter, the Company, the Company's directors or officers or any person who controls (within the meaning of the Securities Act) the Company (i) unless such indemnification is based on the reliance upon written information furnished expressly for use in connection with the applicable Registration Statement and (ii) in an amount exceeding the proceeds actually received by such Stockholder from his sale of Shares in connection with such Registration Statement.

         9. Registration Procedures. In connection with the registration of Shares pursuant hereto.

                (a) Registration Statement Content. Subject to compliance with applicable laws and regulations, the Company shall have the sole right to determine the content of any Registration Statement, Prospectus, supplement thereto or amendment thereof.

                (b) Amendments and Supplements. The Company shall use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to any Registration Statement and the final prospectus (a "Prospectus") used in connection therewith, as the Company deems necessary to keep the Registration Statement or Prospectus in effect for a period of one year from the effective date of such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by the Registration Statement until the earlier of such time (i) as all of such Shares have been disposed of in accordance with the intended methods of disposition by the Stockholders as set forth in the Registration Statement, (ii) the expiration of such one year period or (iii) the deregistration of unsold Shares remaining under the Registration Statement, pursuant to a written agreement among the Company and the Principal Stockholder.

                (c) Exchange Listing. The Company shall cause the Shares to be listed on the Nasdaq National Market or such other securities exchange or national market system on which shares of the Common Stock are principally traded at the time of such listing, in accordance with the rules and practices of the Nasdaq National Market, such other securities exchange or national market system and the SEC.


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                (d)   Blue Sky Laws. The Company shall use commercially
reasonable efforts to register or qualify (to the extent required by law) the Shares covered by any Registration Statement under the applicable securities or "Blue Sky" laws of such jurisdictions as the Principal Stockholder reasonably requests; provided, however, that the Company shall not be obligated so to register or qualify any the Shares in any jurisdiction (i) if the Company would be required to qualify to do business in any jurisdiction where it is not now so qualified, (ii) if the Company would be required to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the Registration Statement or subject it to taxation in any jurisdiction where it is not now so subject or
(iii) if the Company would be required to conform its capitalization or the composition of its assets at the time to the securities or "Blue Sky" laws of such jurisdiction.

                (e) Removal of Legend. When any Shares become eligible under Rule 144(k) (as currently in effect or as amended or any successor or similar provision) under the Securities Act to be sold by a Stockholder without restriction, upon the written request either of the Company or such Stockholder, such Shares will be returned to the Company's transfer agent in exchange for appropriate new share certificates reflecting the removal of the private placement legend, unless otherwise required by the Securities Act.

         10. Stockholder Undertakings. Each Stockholder covenants with the Company as follows:

                (a) No Stabilization. The Stockholder shall not effect any stabilization transactions or engage in any stabilization activity proscribed by Regulation M under the Exchange Act in connection with any securities of the Company during the period of any distribution of the Shares by the Stockholder pursuant to any Registration Statement.

                (b) Brokers. The Stockholder (i) shall furnish each broker through whom the Stockholder offers the Shares such number of copies of any Prospectus and any supplements thereto or amendments thereof which such broker may require (provided that the Company has provided the Stockholder with such Prospectus, supplements and amendments), (ii) shall inform such broker as to the number of Shares offered through such broker, that such Shares are part of a distribution and that such broker is subject to the provisions of Regulation M under the Exchange Act until such time as such broker has completed the sale of all such Shares, and (iii) shall notify such broker when distribution of the Shares by the Stockholder pursuant to any Registration Statement has been completed or any Registration Statement is no longer effective or is withdrawn.

                (c) Amendments and Supplements. The Stockholder shall promptly furnish to each person (including each broker) to whom the Stockholder has delivered copies of the Prospectus an equivalent number of copies of any amendment thereof or supplement thereto (provided that the Company has provided the Stockholder with such amendment or supplement).


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                (d)   Transaction Information. The Stockholder shall report
promptly to the Company upon any disposition of Shares by the Stockholder and upon completion of the distribution of the Stockholder's Shares pursuant to any Registration Statement.

                (e) Exchange Act Compliance. The Stockholder shall, at any time such Stockholder is engaged in a distribution of the Shares under any Registration Statement, comply to the extent required with Rules 10b-5 and Regulation M (as currently in effect or as amended or any successor or similar provisions) promulgated under the Exchange Act and shall distribute the Shares solely in the manner described in any Registration Statement, and shall not do any of the following during the period from the effective date of any Registration Statement until the completion of any offering of the Shares by the Stockholder pursuant to such Registration Statement:

                      (i) Bid for or purchase, for any account in which the Stockholder or any affiliate of the Stockholder has a beneficial interest, any securities of the Company other than in transactions permitted by Regulation M under the Exchange Act;

                      (ii) Attempt to induce any person to purchase any securities of the Company other than in transactions permitted by Regulation M under the Exchange Act; and

                      (iii) Pay or offer or agree to pay to anyone, directly or indirectly, any compensation for soliciting another to purchase any securities of the Company on a national securities exchange or pay or offer or agree to pay to anyone any compensation for purchasing securities of the Company on a national securities exchange other than those securities offered by the Stockholder.

                (f) Publicity; Selling Efforts. The Stockholder shall not, during the period of any offering by the Stockholder of any Shares under any Registration Statement, use or disseminate any information concerning the Company other than the Prospectus (or any amendment thereof or supplement thereto furnished by the Company) and may not undertake any form of publicity with respect to the Company or engage in any similar activities that may be deemed to be an unlawful selling effort within the meaning of Section 10 of the Exchange Act.

                (g) Material Nonpublic Information. The Stockholder shall not offer to sell, sell or otherwise enter into any transaction in connection with any Shares if the Stockholder is aware of material nonpublic information regarding the Company or its subsidiaries.

                (h) Brokerage Commissions. Except as disclosed in the Prospectus, the Stockholder will not pay unusual or special brokerage commissions (other than ordinary brokerage arrangements) on any sales effected through a broker, and no selling arrangement will have been entered into between the Stockholder and any securities dealer or broker.

                (i) Method of Disposition. In any distribution of Shares pursuant to Rule 415, at least five business days prior to any disposition of the Shares, the Stockholder shall advise the Company of the dates on which such disposition is expected to commence and terminate, the number of the Stockholder's Shares expected to be sold, the method of disposition and such other information

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as the Company may reasonably request in order to supplement the Prospectus in accordance with the rules and regulations of the SEC.

         11. Company Undertakings. The Company covenants with the Stockholders as follows:

                (a) Furnish Information. Before filing a Registration Statement, a preliminary prospectus or a Prospectus, the Company will furnish the Principal Stockholder copies of such documents. The Company also will furnish to the Principal Stockholder such copies of each preliminary prospectus and Prospectus as the Principal Stockholder may reasonably request. The Company will furnish to the Principal Stockholder a copy of all documents filed with and all correspondence from or to the SEC in connection with the offering covered by any Registration Statement. Notwithstanding any of the obligations of the Company set forth herein, the Company shall only be required to furnish such audited annual or unaudited quarterly or monthly financial statements required to keep the Registration Statement effective under the Securities Act.

                (b) Material Developments. The Company will notify the Stockholders of the happening of any event as a result of which a Prospectus being used by the Stockholders to sell Shares pursuant to a Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Following such notice and upon the Company's written request, the Stockholders shall deliver to the Company all copies (other than permanent file copies then in the Stockholder's possession) of the Prospectus that was in effect prior to such written notice. Subject to Section 12 (Blocking Periods), the Company thereafter will use commercially reasonable efforts to prepare promptly a supplement or amendment of such Prospectus so that, as thereafter delivered to the purchaser of the Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (c) Underwriting Agreements. In any underwritten distribution of Shares, the Company shall, to the extent required by the managing underwriter of such distribution (i) enter into and perform the Company's obligations under the applicable underwriting agreement, (ii) furnish to the managing underwriter an opinion of counsel to the Company (which may be the Company's in-house counsel) addressing customary legal issues reasonably requested by the managing underwriter and (iii) furnish to the managing underwriter a customary "comfort letter" addressed to the managing underwriter from the Company's independent certified public accountants.

         12. Blocking Periods. The Stockholders shall cease any distribution of the Shares under any Registration Statement upon receipt of a Blocking Notice (defined below) from the Company. The period of time during which the Stockholders shall cease distribution of the Shares (the "Blocking Period") shall be the earlier of 60 days from the receipt of such Blocking Notice by the Stockholders or the date upon which such transaction, proposed transaction or negotiations have been publicly disclosed or terminated. The Company promptly shall send the Principal Stockholder written notice (the "Blocking Termination Notice") at the earliest of such times as (a) such

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transaction, proposed transaction or negotiations have been publicly disclosed or terminated, (b) such non-public information has been publicly disclosed, or
(c) counsel to the Company has determined that such disclosure is not required due to subsequent events. If any Blocking Period occurs after the effective date of a Registration Statement, then the period during which the Company is obligated to use commercially reasonable efforts to keep such Registration Statement effective and from time to time to amend such Registration Statement shall be extended by a number of days equal to the length in days of the Blocking Period.

         Any sale, offer to sell or other transaction involving Shares by a Stockholder during a Blocking Period shall constitute a material breach by such Stockholder of his obligations hereunder. Blocking Notices for the reasons and for the periods of time set forth in this Section shall not constitute a breach hereof by the Company.

         The Company also may delay the filing of any Registration Statement, Prospectus, amendment or supplement, or the effectiveness of any Registration Statement, Prospectus, amendment or supplement, filed pursuant hereto upon delivery of a Blocking Notice to the Principal Stockholder. The Company's delay in filing or pursuing the effectiveness of a Registration Statement, Prospectus, amendment or supplement during a Blocking Period shall not constitute a breach hereof. At the conclusion of the Blocking Period, the Company shall resume its efforts in connection with any such Registration Statement, Prospectus, amendment or supplement and shall send a Blocking Termination Notice to Stockholders.



         "Blocking Notice" shall mean a written notice to the effect that (i) a distribution of Shares or the filing or effectiveness of a Registration Statement, Prospectus, amendment or supplement, at such time would require the public disclosure of material nonpublic information concerning a transaction, proposed transaction or negotiations involving the Company or any of its affiliates that, in the Company's reasonable judgment, could interfere with such transaction, proposed transaction or negotiations or (ii) such distribution of Shares or the filing or effectiveness of a Registration Statement, Prospectus, amendment or supplement at such time otherwise would require premature disclosure of nonpublic information that, in the Company's reasonable judgment, could adversely affect or otherwise be detrimental to the Company.

         13.    Indemnification; Contribution.

                (a) Indemnification by Company. The Company shall indemnify and hold harmless, to the extent permitted by law, each Stockholder against all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys' fees) insofar as such losses, claims, damages, liabilities and expenses arise out of or are based on (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which Shares owned by such Stockholder were registered under the Securities Act, any Prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any documents filed under state securities or "Blue Sky" laws in connection therewith, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading or (iii)

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any violations or alleged violation of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law in connection with the offering covered by such Registration Statement (items (I), (ii) and (iii) are collectively referred to herein as "Violations"); and the Company shall reimburse each Stockholder for reasonable legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 13(a) (Indemnification by Company) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any loss, claim, damage, liability or action to the extent that it arises out of or is based on a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Stockholder. In connection with an underwritten offering, the Company also will indemnify the underwriter(s) thereof, their officers and directors and each person who controls (within the meaning of the Securities Act) such underwriter(s) to the same extent as provided above with respect to the indemnification of each Stockholder.

                (b) Indemnification by Stockholders. In connection with any Registration Statement in which a Stockholder is participating, such Stockholder shall, severally and not jointly, indemnify and hold harmless, to the extent permitted by law, the Company, the Company's directors and officers and each person, if any, who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys' fees) insofar as such losses, claims, damages, liabilities and expenses arise out of or are based on a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Stockholder; and such Stockholder shall reimburse the Company, its officers and directors and each person, if any, who controls the Company for reasonable legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, no Stockholder shall have any obligation to indemnify or hold harmless the Company, the Company's directors or officers or any person who controls (within the meaning of the Securities Act) the Company in an amount exceeding the proceeds actually received by such Stockholder from his sale of Shares in connection with such Registration Statement.

                (c) Indemnification Procedures. Any person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant hereto and permit the indemnifying party to participate therein and, to the extent that it desires, jointly with any other indemnifying party similarly situated, to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of a claim, it shall not be liable to such indemnified party for legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and except as otherwise provided below; provided, however, that such indemnified party shall, at all times, cooperate in the defense of the indemnified party. The indemnifying party shall be liable to the indemnified party for legal or other expenses incurred by the indemnified party even if the indemnifying party has offered to assume the defense thereof if (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnified party and the indemnifying party in conduct of the defense of such action or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, then it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent. If the failure of any person to give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification prejudices such indemnifying party, such indemnifying party shall be relieved of its obligation to indemnify such person to the extent that such indemnifying party has been prejudiced; provided, however, that the indemnifying party shall not be so relieved if the failure to give prompt notice to the indemnifying party was beyond the control of the indemnified party. No indemnifying party will consent to entry of any judgment or enter into any settlement agreement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                (d) Contribution. If the indemnification provided for in this Section from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses (including without limitation reasonable attorneys' fees) referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (including without limitation reasonable attorneys' fees) in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys' fees) referred to above shall be deemed to include, subject to the limitations set forth in Section 13(c) (Indemnification Procedures), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto acknowledge that it would not be just and equitable if contribution pursuant to this Section 13(d) (Contribution) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately-preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         14. Expenses. The Company shall bear all Registration Expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear the Selling Expenses of a Stockholder.

         15. Termination. This Agreement and the obligations of the Company hereunder shall terminate on the earliest of (a) the first date on which no shares of Common Stock held by the Stockholders constitute Shares hereunder, (b) the date on which each party hereto agrees in writing to such termination and
(c) the fourth anniversary of the Closing Date; provided, however, that if this Agreement terminates pursuant to item (a) of this Section at a time when shares formerly constituting Shares and held by any Stockholder are eligible for sale pursuant to Rule 144 but are not eligible to be sold pursuant to Rule 144(k), then the Company's obligations pursuant to Section 16 (Rule 144 Reporting) hereof shall remain in effect until all such shares are sold pursuant to Rule 144 or otherwise become eligible to be sold pursuant to Rule 144(k); provided further, that solely with respect to item (c) of this Section, such termination date shall be extended in the event any Demand Registration is postponed pursuant to the provisions of Section 4 (Restrictions on Demand Registration) for a time period equal to the period of such delay or postponement.

         16. Rule 144 Reporting. With a view to making available to the Stockholder the benefits of certain rules and regulations of the SEC that may permit the sale of the Shares to the public without registration, the Company agrees to use commercially reasonable efforts during the term hereof to (a) make and keep public information available, as those terms are understood and defined in Rule 144, (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act and (c) so long as any Stockholder owns any Shares, furnish to the Stockholder upon written request a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of the Company and such other reports, documents and information as a Stockholder may reasonably request in availing himself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         17.    Miscellaneous.

                (a) Successors and Assigns. The registration rights provided hereunder are not transferable and shall not inure to the benefit of any persons other than the Stockholder. Any transfer or assignment in contravention of this Section shall be null and void.

                (b) Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto and referenced herein constitute the full and entire understanding and agreement between the parties and supersede any other agreement, written or oral, with regard to the subject matter hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

                (c) Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hardcopy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.

         If to the Company:                  AMRESCO, INC.
                                             Suite 2400
                                             700 North Pearl Street
                                             Dallas, TX  75201
                                             Attention:  General Counsel
                                             (214) 953-7757 (fax)

         with a copy to:                     Haynes and Boone, LLP
                                             Suite 3100
                                             901 Main Street
                                             Dallas, Texas  75202
                                             Attention:  Tom D. Harris
                                             (214) 651-5940 (fax)

         If to the Stockholders:             c/o William Edwards
                                             6090 Central Avenue
                                             St. Petersburg, Florida 33707

         with copies to:                     Holland & Knight LLP
                                             400 North Ashley Drive
                                             Suite 2300
                                             Tampa, Florida 33602
                                             Attn: Robert J. Grammig
                                             (813) 229-0134 (fax)

                                             Carlton, Fields, Ward, Emmanuel,
                                               Smith & Cutler, P.A.
                                             Barnett Tower
                                             P.O. Box 2861
                                             St. Petersburg, Florida 33731
                                             Attn: Steven C. Dupre
                                             (813) 882-3768 (fax)

                (d) No Third Party Beneficiary, Etc. There shall be no third party beneficiary hereof. Neither the availability of, nor any limit on, any remedy hereunder shall limit the remedies of any party hereto against third parties.

                (e) Reformation; Severability. In case any provision hereof shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of the parties and permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this agreement and enforceability of the remaining provisions shall not in any way be affected or impaired thereby

                (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Any counterpart may be delivered by facsimile; provided, however, that attachment thereof shall constitute the representation and warranty of the person delivering such signature that such person has full power and authority to attach such signature and to deliver this Agreement. Any facsimile signature shall be replaced with an original signature as promptly as practicable.

                (g) Titles and Subtitles. The titles of the paragraphs and subparagraphs hereof are for convenience of reference only and are not to be considered in construing this Agreement. References to "Sections" herein are references to sections of this Agreement. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                (h) Governing Law; Attorneys' Fees. This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Florida, without giving effect to any conflict of laws rules that would refer the matter to the laws of another jurisdiction.

                Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Middle District of Florida and, if such court does not have jurisdiction, of the courts of the State of Florida in Pinellas County, for the purposes of any action arising out of this Agreement, or the subject matter hereof, brought by any other party.

                To the extent permitted by applicable law, the Stockholder hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or (v) that this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         The prevailing party in any action or proceeding relating hereto shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing parties, in addition to any other relief to which such prevailing party may be entitled.

                                    * * * * *

         This Agreement has been executed and delivered as of the date first written above.

                                         The Company:

                                         AMRESCO, INC.


                                         By: /s/ L. KEITH BLACKWELL
                                            ------------------------------------
                                         Printed Name: L. Keith Blackwell
                                         Title: Senior Vice President


                                         The Principal Stockholder:


                                         /s/ WILLIAM EDWARDS
                                         ---------------------------------------
                                         William Edwards


                                         The Other Stockholders:


                                         /s/ LYNN RUSHMORE
                                         ---------------------------------------
                                         Lynn Rushmore

                                         /s/ JEFFREY CRILLEY
                                         ---------------------------------------
                                         Jeffrey Crilley

                                         /s/ LARRY FISHER
                                         ---------------------------------------
                                         Larry Fisher

                                         /s/ JIM MCMAHAN
                                         ---------------------------------------
                                         Jim McMahan

                                         /s/ JIM SHATZ
                                         ---------------------------------------
                                         Jim Shatz

                                         /s/ DEREK VAN HOOSE
                                         ---------------------------------------
                                         Derek Van Hoose

                                         /s/ EDWIN HILL
                                         ---------------------------------------
                                         Edwin Hill